Exhibit 99.1

TURNKEY HOME BUYERS USA, INC.

AUDITED FINANCIAL STATEMENTS

FOR THE PERIOD FROM

SEPTEMBER 12 (INCEPTION)

TO DECEMBER 31, 2014

BAUM & COMPANY, P.A.

Certified Public Accountants

1688 Meridian Avenue, Suite 504

Miami Beach, Florida 33139

(954) 752-1712

Report of Independent Registered Public Accounting Firm

To the Board of Directors of

Turnkey Home Buyers USA, Inc.

Fort Lauderdale, Florida 33139

We have audited the accompanying balance sheet of Turnkey Home Buyers USA, Inc. (A Nevada Corporation) (the “Company”) as of December 31, 2014, and the related statements of operations, stockholders’ equity, and cash flows for the period from September 12, 2014 (Inception) through December 31, 2014. Management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Turnkey Home Buyers USA, Inc. as of December 31, 2014, and the results of its operations and its cash flows for the period from September 12, 2014 (Inception) through December 31, 2014 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has suffered recurring losses from operations and has a significant amount of accumulated deficit that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Baum & Company PA

Miami Beach, FL

November 9, 2015

Turnkey Home Buyers USA, Inc.

Balance Sheets

December 31, 2014
Assets
Cash	$103,324
Real estate owned	51,363
Due from related parties	227,100
Prepaid insurance	1,328
Total assets	$383,115

Liabilities and Stockholders' Equity

Total liabilities	-

Stockholders' Equity
Preferred stock, no par value, 5,000,000 shares authorized; issued and outstanding, none at December 31, 2014.
Common stock, no par value 40,000,000 shares authorized; issued and outstanding, 5,002,500 at December 31, 2014.	500,250
Accumulated deficit	(117,135)
Total stockholders' equity	383,115
Total liabilities and stockholders' equity	$383,115

(The accompanying notes are an integral part of these financial statements)

Turnkey Home Buyers USA, Inc.

Statement of Operations

For the Period From September 12, 2014 (Inception) through December 31, 2014

September 12, 2014 (Inception) through December 31, 2014
Income
Revenue	$-

Expenses
General and administrative	53,135
Management fees - related party	64,000
Total operating expenses	117,135
Income before (provision) benefit from income taxes	(117,135)
(Provision) benefit from income taxes	-
Net loss	$(117,135)

Basic and diluted loss per common share	$(0.19)
Weighted average common shares outstanding	617,357

(The accompanying notes are an integral part of these financial statements)

Turnkey Home Buyers USA, Inc.

Statement of Stockholders' Equity

For the Period From September 12, 2014 (Inception) through December 31, 2014

				Total
	Common Stock		Accumulated	Stockholders'
	Shares	Amount	Deficit	Equity
Balance, December 31, 2013	-	$-	$-	$-

Sale of common stock	5,002,500	500,250	-	500,250
Net Income (Loss)	-	-	(117,135)	(117,135)
Balance, December 31, 2014	5,002,500	$500,250	$(117,135)	$383,115

(The accompanying notes are an integral part of these financial statements)

Turnkey Home Buyers USA, Inc.

Statements of Cash Flows

For the Period From September 12, 2014 (Inception) through December 31, 2014

September 12, 2014 (Inception) through December 31, 2014
Cash flows from operating activities:
Net loss	$(117,135)
Adjustments to reconcile net loss to net cash provided (used in) operating activities:
Changes in assets and liabilities:
(Increase) decrease in prepaid management fees - related party	(227,100)
(Increase) decrease in prepaid expenses	(1,328)
Net cash provided by (used) in operating activities	(345,563)

Cash flows from investing activities:
Additions to real estate	(51,363)
Net cash provided by (used) in investing activities	(51,363)

Cash flows from financing activities:
Proceeds from the sale of common stock	500,250
Net cash provided by (used) in financing activities	500,250

Increase (decrease) in cash	103,324
Cash and cash equivalents at beginning of period	-
Cash and cash equivalents at end of period	$103,324

Supplemental disclosures of cash flow information
Cash paid during the year for:
Taxes paid	$-
Interest paid	$-

(The accompanying notes are an integral part of these financial statements)

TURNKEY HOME BUYERS USA, INC.

NOTES TO AUDITED FINANCIAL STATEMENTS

FOR THE PERIOD FROM SEPTEMBER 12, 2014 (INCEPTION)

THROUGH DECEMBER 31, 2014

Note 1 - Organization and Nature of Operations

Turnkey Home Buyers USA, Inc. (“Turnkey”, the “Company”) was incorporated on September 12, 2014 in Nevada. Turnkey offers clients a full suite of services for residential and commercial real estate transactions including, coaching and mentoring real estate investors to improve their returns, leasing and sales of quality turnkey rental properties, and brokerage of residential and commercial transactions.

Note 2 – Going Concern

As reflected in the accompanying financial statements, from the period September 12, 2014 (Inception) through December 31, 2014, the Company had a net loss of $117,135, used $345,563 of cash in operations and had a stockholders’ deficit of $117,135.

The Company has yet to generate revenue. Since inception, the Company has funded its short falls through related party advances and sales of common stock. The Company's future operations are dependent upon its ability to increase revenues along with additional external funding as needed.

There can be no assurance that the Company will be successful in its efforts and this raises substantial doubt about the Company’s future. Should the Company be unable to obtain adequate financing or generate sufficient revenue in the future, the Company’s business, results of operations, liquidity and financial condition would be materially and adversely harmed, and may not be able to continue as a going concern.

Note 3 - Summary of Significant Accounting Policies

The financial statements of Turnkey have been prepared in accordance with the generally accepted accounting principles (GAAP) in the United States of America. The financial statements have, in management’s opinion been properly prepared within reasonable limits of materiality and within the framework of the significant accounting policies summarized below:

Basis of presentation

Turnkey’s financial statements are prepared using the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America and have been consistently applied in the preparation of the financial statements.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate could change in the near term due to one or more future non-conforming events. Accordingly, the actual results could differ significantly from estimates.

Fair Value Measurement

The Company measures fair value as the price that would be received to sell an asset or paid to transfer a liability (an exit price) in an orderly transaction between market participants at the reporting date. The Company utilizes a three-tier hierarchy which prioritizes the inputs used in the valuation methodologies in measuring fair value:

Level 1. Valuations based on quoted prices in active markets for identical assets or liabilities that an entity has the ability to access. The Company has no assets or liabilities valued with Level 1 inputs.

Level 2. Valuations based on quoted prices for similar assets or liabilities, quoted prices for identical assets or liabilities in markets that are not active, or other inputs that are observable or can be corroborated by observable data for substantially the full term of the assets or liabilities. The Company has no assets or liabilities valued with Level 2 inputs.

Level 3. Valuations based on inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities. The Company has no assets or liabilities valued with Level 3 inputs.

Fair Value of Financial Instruments

The carrying value of cash and cash equivalents, accounts payable and accrued liabilities approximate their fair value because of the short-term nature of these instruments and their liquidity. It is not practical to determine the fair value of our notes payable due to the complex terms. Management is of the opinion that the Company is not exposed to significant interest or credit risks arising from these financial instruments.

Segment Reporting

The Company’s business is considered to be operating in one segment based upon the Company’s organizational structure, the way in which the operations are managed and evaluated, the availability of separate financial results and materiality considerations.

Cash and Cash Equivalents

The Company considers all highly liquid instruments purchased with an original maturity of three months or less and money market accounts to be cash equivalents.

Real Estate Owned and Held-For-Sale

Real estate owned, shown net of accumulated depreciation and impairment charges, is comprised of real property acquired for cash or through partial or full settlement of mortgage debt. Real estate acquired is recorded at its estimated fair value at the time of acquisition.

We allocate the purchase price of our operating properties to land and building and to any other identified intangible assets or liabilities. We finalize our purchase price allocation on these assets within one year of the acquisition date.

Real estate assets are depreciated using the straight-line method over their estimated useful lives. Ordinary repairs and maintenance which are not reimbursed by the tenants are expensed as incurred. Major replacements and betterments which improve or extend the life of the asset are capitalized and depreciated over their estimated useful life.

Our properties are individually reviewed for impairment each quarter, if events or circumstances change indicating that the carrying amount of the assets may not be recoverable. We recognize impairment if the undiscounted estimated cash flows to be generated by the assets are less than the carrying amount of those assets. Measurement of impairment is based upon the estimated fair value of the asset. In the evaluation of a property for impairment, many factors are considered, including estimated current and expected operating cash flows from the property during the projected holding period, costs necessary to extend the life or improve the asset, expected capitalization rates, projected stabilized net operating income, selling costs, and the ability to hold and dispose of such real estate owned in the ordinary course of business. Impairment charges may be necessary in the event discount rates, capitalization rates, lease-up periods, future economic conditions, and other relevant factors vary significantly from those assumed in valuing the property.

Real estate is classified as held-for-sale when management commits to a plan of sale, the asset is available for immediate sale, there is an active program to locate a buyer, and it is probable the sale will be completed within one year. Real estate assets that are expected to be disposed of are valued, on an individual asset basis, at the lower of their carrying amount or their fair value less costs to sell.

We recognize sales of real estate properties upon closing. Payments received from purchasers prior to closing are recorded as deposits. Gain on real estate sold is recognized using the full accrual method when the collectability of the sale price is reasonably assured and we are not obligated to perform significant activities after the sale. Gain may be deferred in whole or in part until collectability of the sales price is reasonably assured and the earnings process is complete.

Income Taxes

The Company accounts for income taxes using the asset and liability method. Under the asset and liability method, deferred tax assets and liabilities are recognized for the future tax consequences attributed to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and tax credits and loss carry-forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences and carry-forwards are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. A valuation allowance is established when necessary to reduce deferred tax assets to amounts expected to be realized. The Company reports a liability for unrecognized tax benefits resulting from uncertain income tax positions, if any, taken or expected to be taken in an income tax return. Estimated interest and penalties are recorded as a component of interest expense or other expense, respectively.

Revenue Recognition

We anticipate earning income from the operations of residential real estate properties classified as real estate owned. We recognize revenue for these activities when the fees are fixed or determinable, or are evidenced by an arrangement, collection is reasonably assured and the services under the arrangement have been provided.

Advertising and Marketing

The Company's policy is to expense advertising and marketing costs as incurred. The Company did not recognize any advertising expense during the period September 12, 2014 (Inception) through December 31, 2014.

Recent Accounting Pronouncements

In September 2015, the Financial Accounting Standards Board ("FASB") issued Accounting Standards Update ("ASU") 2015-16, Business Combinations (Topic 805). This ASU eliminates the requirement for retrospective application of measurement period adjustments relating to provisional amounts recorded in a business combination as of the acquisition date. The amendments in this update require an entity to present separately on the face of the income statement or disclose in the notes the portion of the amount recorded in current-period earnings by line item that would have been recorded in previous reporting periods if the adjustment to the provisional amounts had been recognized as of the acquisition date. For public business entities, the amendments will be effective for fiscal years beginning after December 15, 2015. Early adoption is permitted. The Company does not expect this accounting update to have a material effect on its consolidated financial statements in future periods, although that could change.

In April 2015, the FASB issued ASU 2015-03, Interest - Imputation of Interest (Subtopic 835-30): Simplifying the Presentation of Debt Issuance Costs, which requires that debt issuance costs related to a recognized debt liability be presented in the balance sheet as a direct deduction from the carrying amount of that debt liability, consistent with debt discounts. This ASU requires retrospective adoption and will be effective for fiscal years beginning after December 15, 2015 and for interim periods within those fiscal years. We expect the adoption of this guidance will not have a material impact on our financial statements.

In February 2015, the FASB issued ASU 2015-02, “Amendments to the Consolidation Analysis”, which amends the consolidation requirements in ASC 810 and significantly changes the consolidation analysis required under U.S. GAAP relating to whether or not to consolidate certain legal entities. Early adoption is permitted. The Company’s effective date for adoption is January 1, 2016. The Company does not expect this accounting update to have a material effect on its consolidated financial statements in future periods, although that could change.

In January 2015, the FASB issued ASU 2015-01, “Simplifying Income Statement Presentation by Eliminating the Concept of Extraordinary Items”, which eliminates the concept from U.S. GAAP the concept of an extraordinary item. Under the ASU, an entity will no longer (1) segregate an extraordinary item from the results of ordinary operations; (2) separately present an extraordinary item on its income statement, net of tax, after income from continuing operations; or (3) disclose income taxes and earnings-per-share data applicable to an extraordinary item. Early adoption is permitted. The Company’s effective date for adoption is January 1, 2016. The Company does not expect this accounting update to have a material effect on its consolidated financial statements in future periods, although that could change.

In August 2014, the FASB issued ASU No. 2014-15, Presentation of Financial Statements - Going Concern (Subtopic 205 40): Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern, which is intended to define management’s responsibility to evaluate whether there is substantial doubt about an entity’s ability to continue as a going concern and to provide related footnote disclosures. Specifically, ASU 2014-15 provides a definition of the term substantial doubt and requires an assessment for a period of one year after the date that the financial statements are issued (or available to be issued). It also requires certain disclosures when substantial doubt is alleviated as a result of consideration of management’s plans and requires an express statement and other disclosures when substantial doubt is not alleviated. The new standard will be effective for reporting periods beginning after December 15, 2016, with early adoption permitted. Management does not expect the adoption of ASU 2014-15 to have a material impact on our financial statements and disclosures.

In May 2014, the FASB issued ASU 2014-09, Revenue from Contracts with Customers (ASU 2014-09), which supersedes most existing revenue recognition guidance under US GAAP. The core principle of ASU 2014-09 is to recognize revenues when promised goods or services are transferred to customers in an amount that reflects the consideration to which an entity expects to be entitled for those goods or services. ASU 2014-09 defines a five step process to achieve this core principle and, in doing so, more judgment and estimates may be required within the revenue recognition process than are required under existing U.S. GAAP. The standard is effective for annual periods beginning after December 15, 2016, and interim periods therein, using either of the following transition methods: (i) a full retrospective approach reflecting the application of the standard in each prior reporting period with the option to elect certain practical expedients, or (ii) a retrospective approach with the cumulative effect of initially adopting ASU 2014-09 recognized at the date of adoption (which includes additional footnote disclosures). On July 9, 2015, the FASB voted to defer the effective date of the new revenue recognition standard by one year. Based on the Board's decision, public organizations would apply the new revenue standard to annual reporting periods beginning after December 15, 2017. We are currently evaluating the impact of the pending adoption of ASU 2014-09 on our consolidated financial statements and have not yet determined the method by which we will adopt the standard.

We review new accounting standards as issued. Although some of these accounting standards issued or effective after the end of our previous fiscal year may be applicable to us, we have not identified any standards that we believe merit further discussion. We believe that none of the new standards will have a significant impact on our financial statements.

Note 4 – Due From Related Parties

Due from related parties represents noninterest bearing advances to certain related parties primarily related to the advance payment of management fees.

Note 7 – Related Party Transactions

During the period from September 12, 2014 through December 31, 2014, the Company recognized related party management fees totaling $64,000.

Note 8 – Subsequent Events

On July 6, 2015, Train Travel Holdings, Inc., a Nevada corporation (“TTHX”) completed a Share Exchange Agreement (the “Agreement”) with Turnkey Home Buyers USA, Inc., a Florida corporation (“Turnkey”), TBG Holdings Corporation, a Florida corporation (“TBG”), each of the Turnkey shareholders (the “Shareholders”), and Train Travel Holdings, Inc., a Florida corporation (“TTH”).

Pursuant to the terms of the Agreement, Turnkey shareholders transferred to TTHX all of the issued and outstanding shares of capital stock of Turnkey’s shareholders. In exchange for the Turnkey shares, TTHX transferred 15,337,500 shares of common stock to Turnkey shareholders. Prior to closing, TBG, a principal shareholder of TTHX and Turnkey, tendered to Turnkey for cancellation 15,000,000 shares of Turnkey common stock. Robert Blair, a principal of Turnkey, was a TBG shareholder.

In January 2015, the Company purchased a residential property for $36,000. From January 2015 through August 2015, the Company made improvements to the property totaling approximately $27,011. On October 9, 2015, the Company sold the property for net proceeds of $63,279 resulting in a gain on the disposition of the property of $286.